EXHIBIT 99.2

Filed by Multi-Fineline Electronix, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Multi-Fineline Electronix, Inc.

Commission File No. 000-50812

PRE-CONDITIONAL VOLUNTARY OFFER

by

DBS Bank Ltd.

(Company Registration No. 196800306E)

(Incorporated in the Republic of Singapore)

for and on behalf of

Multi-Fineline Electronix, Inc.

(Incorporated in Delaware)

to acquire all the issued ordinary shares in the capital of

MFS Technology Ltd

(Company Registration No. 200009562R)

(Incorporated in the Republic of Singapore)

CAUTIONARY NOTE:

The Offeror (as defined herein) has not yet commenced the Offer (as defined herein). The Offer, if made, will be made only pursuant to an Offer Document (as defined herein) and related materials that the Offeror presently intends to distribute to holders of the MFS Shares (as defined herein). Holders of the MFS Shares should read carefully the Offer Document and related materials when (and if) they become available because they will contain important information. Holders of the MFS Shares and investors may download a free copy of the Proxy Statement of the Offeror, the Offer Document and other documents that the Offeror intends to file with the U.S. Securities and Exchange Commission (the “SEC”) at the SEC’s website at www.sec.gov when such documents become available.

This announcement does not constitute an offer to sell, or an invitation of an offer to buy, the securities of Multi-Fineline Electronix, Inc. Nor does this announcement constitute an attempt to solicit a proxy with respect to any of the matters described herein, from any stockholder of Multi-Fineline Electronix, Inc. Any such offer or proxy solicitation will be made, if at all, only pursuant to proxy statement and the prospectus/offer document included in an effective registration statement filed with the SEC.

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to expected synergies the combined companies will realize as a result of the transaction, and other statements identified by words such as “believes,” “estimates,” “expects,” “projects,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including specifically risks associated with the expected synergies of the proposed transaction, and the other risks and uncertainties set forth in the reports filed by M-Flex with the SEC, including its most recently filed Form 10-Q for the quarter ended December 31, 2005. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, M-Flex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

1.	INTRODUCTION

1.1    DBS Bank Ltd. (“DBS Bank”) is pleased to announce, for and on behalf of Multi-Fineline Electronix, Inc. (“M-Flex”), that, subject to the satisfaction or waiver of the Pre-Conditions as referred to in Section 2 below, M-Flex or one of its subsidiaries (the “Offeror”), intends to make a voluntary conditional general offer (the “Offer”) to acquire all the issued ordinary shares (the “MFS Shares”) in the capital of MFS Technology Ltd (“MFS”). The Offer Price (as detailed in Section 3.1 below) will be (i) S$1.15 (U.S.$0.71) per share if the Offeror receives valid acceptances in respect of less than 90 percent of the MFS Shares (other than those already held by the Offeror, its related corporations1 or their respective nominees as of the date of the Offer) or, as the case may be, (ii) S$1.20 (U.S.$0.74) per share if the Offeror receives valid acceptances in respect of not less than 90 percent of the MFS shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer) (the foregoing U.S. amounts are based on an exchange rate of U.S. $1.00 to S$1.6227 as reported on Bloomberg on March 28, 2006). As an alternative to cash, each holder of MFS Shares will be also offered the opportunity to receive 0.0145 new shares of M-Flex Common Stock (the “M-Flex Common Stock”) for each MFS Share tendered.

1.2    M-Flex is incorporated in Delaware, USA and is listed on the NASDAQ National Market under the symbol “MFLX.” The major shareholder of both M-Flex and MFS is WBL Corporation Limited (“WBL”) which is listed on the Singapore Exchange Securities Trading Limited (“SGX-ST”). WBL beneficially owns approximately 61% of the common stock of M-Flex and approximately 56% of the ordinary shares of MFS.

2.	PRE-CONDITIONS TO THE MAKING OF THE OFFER

2.1    The making of the Offer and the posting of the formal offer document containing the terms and conditions of the Offer will be set forth in a prospectus/offer document (the “Offer Document”) and will be subject to, and will only take place following, the satisfaction or waiver, if applicable, of the pre-conditions set out below and set out in full in Appendix I to this Announcement (collectively, “Pre-Conditions” and each a “Pre-Condition”). The Pre-Conditions include, without limitation:

(i)	the approval of the SEC to the use of the Offer Document to be sent to the holders of MFS Shares and the Proxy Statement to be sent to the holders of M-Flex Common Stock; and

(ii)	the approval, if required, of the shareholders of WBL, for WBL to accept the Offer and tender the MFS Shares held by it or its subsidiaries or nominees (other than those held by the Offeror) pursuant to acceptance of the Offer.

The Offeror intends to commence the Offer as soon as practicable after the foregoing approvals are obtained and the other conditions set out in Appendix I hereto are satisfied or waived, if applicable. Accordingly, all references to the Offer in this Announcement refer to the possible Offer which will only be made if and when the Pre-Conditions described in Appendix I hereto are satisfied or waived, if applicable.

If and when the Pre-Conditions are satisfied or waived, DBS Bank, for and on behalf of the Offeror, will announce the firm intention on the part of the Offeror to make the Offer (the “Offer Announcement”). The Offer Document will be dispatched to the shareholders of MFS (“MFS Shareholders”) between 14 days and 21 days from the date of the Offer Announcement, if any. However, if the Pre-Conditions are not satisfied or waived by the Offeror (as the case may be) on or before December 31, 2006 or such later date as the Offeror may determine in consultation with the Securities Industry Council (the “SIC”), the Offer will not be made and DBS Bank will issue an announcement for and on behalf of the Offeror confirming that fact as soon as reasonably practicable.

[1]	Under the Companies Act (Chapter 50) Singapore:

(i)	where a corporation:
(a)	is the holding company of another corporation;
(b)	is a subsidiary of another corporation; or
(c)	is a subsidiary of the holding company of another corporation,

that first-mentioned corporation and that other corporation shall for be deemed to be related to each other.

(ii)	“corporation” means any body corporate formed or incorporated or existing in Singapore or outside Singapore and includes any foreign company but does not include -

(a)	any body corporate that is incorporated in Singapore and is by notification of the Minister in the Gazette declared to be a public authority or an instrumentality or agency of the Government or to be a body corporate which is not incorporated for commercial purposes;
(b)	any corporation sole;
(c)	any co-operative society;
(d)	any registered trade union; or
(e)	any limited liability partnership.

3.	THE OFFER

3.1    Subject to the satisfaction of the Pre-Conditions, the Offeror will make the Offer for all the MFS Shares (the “Offer Shares”) in accordance with Rule 15 of The Singapore Code on Take-Overs and Mergers (the “Singapore Code”) and the U.S. Securities Act of 1933 and will seek approval of the holders of M-Flex Common Stock of the issuance of the new shares of M-Flex Common Stock in the Offer in accordance with the U.S. Securities and Exchange Act of 1934, and the rules and regulations promulgated thereunder and the rules of The Nasdaq Stock Market. The Offer, if made, will also be subject to the terms and conditions set out in the Offer Document. The Offer, if made, will be on the following basis:

(i)	For each Offer Share tendered, 0.0145 new shares of M-Flex Common Stock (the “Stock Consideration”); provided that any holder of Offer Shares who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the Stock Consideration for a period of six months after the closing of the Offer, if it closes.

OR

(ii)	The cash consideration (the “Cash Consideration”) of the following:

(a)	if the Offeror receives valid acceptances pursuant to the Offer in respect of less than 90 percent of the Offer Shares (other than those already held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.15 (U.S. $0.71) in cash; or

(b)	if the Offeror receives valid acceptances pursuant to the Offer in respect of not less than 90 percent of the Offer Shares (other than those held by the Offeror, its related corporations or their respective nominees as of the date of the Offer):

For each Offer Share: S$1.20 (U.S. $0.74) in cash

A MFS Shareholder who accepts the Offer shall have in relation to each Offer Share the right to elect to receive either the Stock Consideration or the Cash Consideration, but not both.

Fractions of shares of M-Flex Common Stock will not be issued to any holder of Offer Shares who accepts the Offer and fractional entitlements will be disregarded.

The Offer Shares are to be acquired fully paid and free from all liens, charges, pledges and other encumbrances and together with all rights, benefits and entitlements attached thereto as of the date of this Announcement and hereafter attaching thereto, including the right to all dividends, rights and other distributions (if any) declared thereon or that have a record date on or after the date of the Offer Announcement.

The Offer Shares may be held by a nominee company(ies) on behalf of the Offeror. The Offeror also reserves the right to transfer any of the Offer Shares to any of its related entities.

3.2    The Offer, if made, will be extended, on the same terms and conditions, to:

(i)	all the issued MFS Shares, including MFS Shares owned, controlled or agreed to be acquired by parties acting or deemed to be acting in concert with the Offeror in connection with the Offer; and

(ii)	all new MFS Shares unconditionally issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any options (each, an “Option”) to subscribe for new MFS Shares granted under the MFS Share Option Scheme.

For the purpose of the Offer, the expression “Offer Shares” shall include all such MFS Shares.

Pursuant to the Offer and based on the terms of the Offer as of the date of this Announcement, as an alternative to the Cash Consideration and upon the election of the MFS Shareholders to receive the Stock Consideration, M-Flex will issue up to approximately 9.5 million shares of M-Flex Common Stock, representing approximately 28% of the issued and outstanding share capital of 33.9 million shares of M-Flex Common Stock (assuming full acceptances of the Offer and full election of the Stock Consideration and based on 24,379,484 shares of M-Flex Common Stock outstanding as of February 28, 2006). The shares of M-Flex Common Stock issued to the MFS Shareholders will, on issue, be credited as fully paid and shall rank pari passu in all respects with the existing shares of M-Flex Common Stock, except that any MFS Shareholder (including any MFS Shareholder which is a related entity of M-Flex or a nominee of such MFS Shareholder) who elects to take the Stock Consideration will be required, as a condition thereof, to agree not to sell any of the shares of M-Flex Common Stock received as Stock Consideration for a period of six months after the closing of the Offer, if it closes. M-Flex Common Stock is currently listed on the NASDAQ National Market.

3.3     The Offer, if made, will be conditional upon the following:

(i)	The Offeror having received, by the close of the Offer, valid acceptances in respect of such number of Offer Shares which will result in the Offeror (together with persons acting or deemed to be acting in concert with it)[2] holding such number of MFS Shares carrying more than 64% of the voting rights attributable to the issued share capital of MFS as of the close of the Offer (including any voting rights attributable to MFS Shares issued or to be issued pursuant to the valid exercise of the Options prior to the close of the Offer);

(ii)	the conditions set out in Appendix II to this Announcement, which include without limitation approval of the Offeror’s stockholders for the issuance of shares of the Offeror in connection with the Offer being obtained at a special meeting of the stockholders of the Offeror; and

(iii)	such other conditions as may be imposed by the Offeror after prior consultation with the SIC.

Accordingly, the Offer will not become or be capable of being declared unconditional as to acceptances until the close of the Offer, unless at any time prior to the close of the Offer, the Offeror has received valid acceptances in respect of such number of Offer Shares which will result in the Offeror (together with persons acting or deemed to be acting in concert with it) holding such number of MFS Shares carrying more than 64% of the maximum potential issued share capital of MFS. For this purpose, the “maximum potential issued share capital of MFS” means the total number of MFS Shares which would be in issue had all the Options been validly exercised as at the date of such declaration.

The conditions of the Offer will be set out in detail in the Offer Announcement, if made.

4.	OPTIONS

At December 31, 2005, there were Options outstanding with respect to approximately 11.9 million MFS Shares granted under the MFS Share Option Scheme. Under the rules of the MFS Share Option Scheme, the Options are not freely transferable by the holders of the Options. In view of this restriction, if the Offer is made, the Offeror will not make an offer to acquire the Options. The Offeror, will, however, if required in accordance with Rule 19 of the Code, make an appropriate offer or proposal to the holders of such Options if the Offer is made.3

[2]	Under the Singapore Code, persons “acting in concert” (as defined in the Singapore Code) with the Offeror in connection with the Offer, shall comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), co-operate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company, and shall be presumed to include, inter alia, the following unless the contrary is established:

(a)	the following companies:-
(i)	a company;
(ii)	the parent of (i);
(iii)	the subsidiaries of (i);
(iv)	the fellow subsidiaries of (i);
(v)	the associated companies of any of (i), (ii), (iii) or (iv); and
(vi)	companies whose associated companies include any of (i), (ii), (iii), (iv) or (v);

(b)	a company with any of its directors (together with their close relatives, related trusts as well as companies controlled by any of the directors, their close relatives and related trusts);

(c)	a company with any of its pension funds and employee share schemes; and

(d)	partners.

[3]	Under the Singapore Code, Rule 19 states, inter alia, that where an offer is made for equity share capital and the offeree company has instruments convertible into, rights to subscribe for and options in respect of securities being offered for or which carry voting rights (“stocks”) outstanding, the Offeror must make an appropriate offer or proposal to the holder of the stocks. Equality of treatment is required.

For the avoidance of doubt, the Offer, if made, will be extended to all new MFS Shares unconditionally issued or to be issued pursuant to the valid exercise prior to the close of the Offer of any Options granted under the MFS Share Option Scheme, as stated in Section 3 above.

5.	BENCHMARKING THE OFFER

5.1    The Stock Consideration, based on M-Flex closing stock price of US$63.82 and an exchange rate of US$1.00 : S$1.6227 on March 28, 2006, values each of the Offer Shares at approximately S$1.50, which represents:

(i)	a premium of approximately 30.4% over the last transacted price of S$1.15 per MFS Share on the SGX-ST on March 29, 2006, being the latest trading date prior to this Announcement;

(ii)	a premium of approximately 36.4% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading date prior to this Announcement; and

(iii)	a premium of approximately 70.5% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to this Announcement.

5.2    The Cash Consideration of S$1.15 for each Offer Share represents:

(i)	a premium of approximately 4.5% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading date prior to this Announcement; and

(ii)	a premium of approximately 30.7% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to this Announcement.

5.3    The Cash Consideration of S$1.20 for each Offer Share represents:

(i)	a premium of approximately 4.3% over the last transacted price of S$1.15 per MFS Share on the SGX-ST on March 29, 2006,

being the latest trading date prior to this Announcement;

(ii)	premium of approximately 9.1% over the volume weighted average prices of MFS Shares on the SGX-ST of S$1.10 over the last one (1) month prior to but including March 29, 2006, being the latest trading date prior to this Announcement; and

(iii)	a premium of approximately 36.4% over the volume weighted average prices of MFS Shares on the SGX-ST of S$0.88 over the last six (6) months prior to but including March 29, 2006, being the latest trading date prior to this Announcement.

6.	IRREVOCABLE UNDERTAKINGS

As of the date of this Announcement, WBL has given an irrevocable undertaking (the “WBL Undertaking”), subject to obtaining the approval of WBL’s shareholders:

(i)	to accept the Offer in respect of the number of MFS Shares held by it or its subsidiaries or nominees as set out in the table below (the “MFS Controlled Shares”);

(ii)	to elect to receive the Stock Consideration in connection thereto;

(iii)	not to support any Competing Transaction;[4]

(iv)	to cause all shares of M-Flex Common Stock owned or controlled by WBL directly or through its subsidiaries or nominees (the “M-Flex Controlled Shares”) to be counted at any meeting of the stockholders of M-Flex for purposes of establishing a quorum and to vote or consent the M-Flex Controlled Shares for the issuance of the shares of M-Flex Common Stock in the Offer and against any Competing Transaction; and

(v)	to promptly take all required action to seek the approval of WBL’s shareholders for WBL to accept the Offer, if such approval is required.

The WBL Undertaking will lapse if, inter alia, the approval of WBL’s shareholders for it to accept the Offer and to tender the MFS Controlled Shares in the Offer, if required, is not obtained; or if the closing of the Offer has not occurred by December 31, 2006.

In addition, each of Pang Tak Lim (“PTL”) and Lester Wong (“LW”), directors and shareholders of MFS, has given an irrevocable undertaking (collectively, the “PTL and LW Undertakings”) to the Offeror to accept the Offer in respect of the number of MFS Shares held by him or his nominees as set out in the table below.

The PTL and LW Undertakings will lapse if, inter alia, the approval of WBL’s shareholders for WBL to accept the Offer and to tender the MFS Controlled Shares in the Offer, if required, is not obtained.

[4]	For purposes of WBL’s undertaking agreement, a “Competing Transaction” means any action, proposal, agreement or transaction, including, any competing offer or transaction, the purpose or effect of which would be to prevent, delay, postpone or materially adversely affect the Offer and/or any matters related to or in connection therewith.

At March 28, 2006, the number of MFS Shares held by each of WBL, PTL and LW were as set out below:

Name	Number of MFS Shares		As a percentage of the entire issued share capital of MFS(2)
WBL	364,506,000	(1)	55.7%
PTL	8,113,500		1.2%
LW	750,000		0.1%

Notes:

(1)	WBL is deemed to own or control these MFS Shares through its subsidiary, Wearnes Technology (Private) Limited (“WT”).

(2)	Based on the total issued share capital of 654,655,497 MFS Shares as shown in the company information search of the Accounting & Corporate Regulatory Authority (“ACRA”) as of March 29, 2006.

Save as disclosed in this Announcement, neither the Offeror nor any party acting in concert with it has received any irrevocable undertaking from any other party to accept or reject the Offer.

7.	INFORMATION ON THE OFFEROR

M-Flex is a publicly traded company incorporated as Multi-Fineline Electronix, Inc. in California in October 1984. In connection with its initial public offering, M-Flex reincorporated as Multi-Fineline Electronix, Inc. in Delaware on June 4, 2004. M-Flex’s common stock is listed on the NASDAQ National Market under the symbol “MFLX.”

At February 28, 2006 there were 24,379,484 shares of M-Flex Common Stock outstanding and the options and Restricted Stock Units outstanding as of February 28, 2006 are set out in Section 11.2 below. At February 28, 2006, only entities affiliated with WBL beneficially owned over 5% of the shares of M-Flex Common Stock, in the amounts listed in the table set out in Section 11.3 below amounting to an aggregate of approximately 61% of the shares of M-Flex Common Stock.

M-Flex is a global provider of flexible printed circuits and component assembly solutions to the electronics industry which offers an integrated flexible printed circuit and assembly solution from design and application engineering and prototyping through high-volume fabrication, component assembly and testing. It targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits facilitate human interaction with an electronic device and are the enabling technology in achieving a desired size, shape, weight or functionality of the device. Current applications for its products include mobile phones, smart mobile devices, portable bar code scanners, personal digital assistants, computer/storage devices, mobile power adapters and medical devices.

Further information relating to M-Flex can be found in the SEC website at www.sec.gov, which contains reports, registration statements and other information regarding M-Flex.

8.	INFORMATION ON MFS

MFS is a provider of flexible printed circuit (“FPC”) interconnect solutions, covering the design, manufacture and distribution of a wide spectrum of FPCs. MFS also has the expertise to provide the corresponding turnkey component assembly and application engineering services. Headquartered in Singapore since 1989, and with manufacturing facilities in China, Singapore and Malaysia. MFS currently manufactures FPCs from its facilities in Singapore, Malaysia and China and printed circuit boards in China. MFS was listed on the Official List of the Singapore Exchange Dealing and Automated Quotation System on January 16, 2002. On May 7, 2004, MFS was upgraded to the Main Board of SGX-ST.

9.	RATIONALE FOR THE OFFER AND FUTURE PLANS

M-Flex has built a track record of more than 20 years as a provider of FPCs and component assembly solutions to the electronics industry, currently with a business presence in China, Japan, Taiwan, Singapore, the Netherlands and the United States. MFS has a strong history as an interconnect solutions provider, specializing in design, manufacture and assembly of a broad range of FPC products with major operations in Singapore, China and Malaysia.

The strategic and operational synergies and financial synergies expected to result from the Offer, if made and completed, include:

Strategic and Operational Synergies

•	M-Flex expects to have the expanded scale to pursue additional product programs in support of the growing demand for handsets. In terms of historical revenues, the combined group would become the second largest company in the world for flex and flex assembly manufacturing.

•	M-Flex expects to leverage the available capacity at MFS’ established manufacturing operations in China and Malaysia.

•	M-Flex expects the acquisition will move it toward its stated strategy of achieving customer diversification.

•	M-Flex believes the acquisition will enhance its design capabilities by allowing it to tap into MFS’ Singapore-based design center. MFS’ design center has developed new product platforms, many of which are targeted to high-growth Asian markets.

•	M-Flex expects to enhance marketing resources and research and development activities through expanded geographic presence to broaden the development and accelerate the capture of new customer opportunities and new product applications.

•	M-Flex expects to reduce exposure to risks related to geographic concentration with added facilities in other countries.

Financial Synergies

•	M-Flex expects to realize a reduction in overall effective tax rate through expansion of its operations and activities in countries with lower tax rates.

•	M-Flex expects to improve operational efficiencies by streamlining the manufacturing capabilities of both companies.

•	M-Flex expects to decrease manufacturing costs, primarily related to purchased materials, commonly used by both M-Flex and MFS.

At this time, unless and until the privatization of MFS takes place, the board of directors of M-Flex is of the view that the businesses of the two companies should continue to operate separately to minimize disruption to their operations. If the Offer is made and completed, the current intention of M-Flex is for the management of M-Flex to continue to operate M-Flex and for the management of MFS to continue to operate MFS. Over time, appropriate determinations will be made as to how best to integrate the operations of the two companies. Marketing resources and research and development activities are expected to be enhanced through expanded geographic presence to provide better customer coverage and manufacturing capabilities optimized for improved efficiency and productivity. Further integration activities are expected to occur in the near term.

10.	COMPULSORY ACQUISITION AND DELISTING

If the Offer is made, it is the intention of the Offeror to make MFS its wholly owned subsidiary. In furtherance thereof, the Offeror, to the extent possible, intends to delist the MFS Shares from the SGX-ST.

If the Offeror receives valid acceptances pursuant to the Offer in respect of not less than 90% of the Offer Shares (excluding the Offer Shares held by the Offeror or its related corporations or their nominees as of the date of the Offer) not owned, controlled or agreed to be acquired by parties acting or deemed to be acting in concert with the Offeror in connection with the Offer, the Offeror presently intends to exercise its right under Section 215 of the Singapore Companies Act, to compulsorily acquire those Offer Shares not acquired by the Offeror pursuant to the Offer. If the Offeror is able to proceed with the compulsory acquisition, an application will be made by the Offeror to delist MFS from the Official List of the SGX-ST.

Regardless of whether the Offeror is able to proceed with the compulsory acquisition, should the Offeror announce that valid acceptances have been received that bring the holdings owned by the Offeror and parties acting in concert with it to above 90% of the MFS Shares in issue, the SGX-ST may, pursuant to Rule 1105 of the Listing Manual, suspend the listing of the MFS Shares in the Ready and Odd-Lots markets until it is satisfied that at least 10% of the MFS Shares in issue are held by at least 500 MFS Shareholders who are members of the public. In such event, the Offeror has no intention to undertake any action for any such listing suspension to be lifted.

11.	DISCLOSURE OF SHAREHOLDINGS AND DEALINGS

11.1	Interest of Directors and Executive Officers in the Common Stock of M-Flex and Options with Respect to the Common Stock of M-Flex

As of February 28, 2006 (the date as of which the following information is most practically available), the interest of the directors and executive officers of M-Flex in the shares of M-Flex, is set forth below:

Directors and Executive Officers:	Number of Shares of Common Stock Actually Owned	Percentage of Common Stock Actually Owned(1)	Number of Shares of Common Stock Beneficially Owned (1)	Notes	Percentage of Common Stock Beneficially Owned(1)
Philip A. Harding (Chairman of the Board and Chief Executive Officer)	221,085	*	687,489	(2)	2.8%
Reza Meshgin (President and Chief Operating Officer)	0	*	100,855	(3)	*
Craig Riedel (Chief Financial Officer)	2,000	*	150,023	(4)	*
Thomas Lee (Executive VP Operations)	10,000	*	98,023	(5)	*
Charles Tapscott (Executive VP and Chief Technology Officer)	15,000	*	31,498	(6)	*
Peter Blackmore (Director)	0	*	8,124	(7)	*
Richard J. Dadamo (Director)	0	*	51,249	(8)	*
Sanford L. Kane (Director)	2,590	*	31,339	(9)	*
Lim Huat Seng, Ph.D. (Director)	0	*	13,749	(10)	*
Tan Choon Seng (Director)	0	*	0	(11)	*
Sam Yau (Director)	0	*	28,749	(12)	*
All current directors and executive officers as a group (11 persons)	250,675	1.0%	1,201,098	(13)	4.7%

*	Less than 1%

(1)	The percentage of Common Stock actually owned is based on 24,379,484 shares of M-Flex Common Stock outstanding as of February 28, 2006. The beneficial ownership of shares of M-Flex Common Stock include (a) the shares of M-Flex Common Stock actually owned as set out in the first column of the table above; and (b) as to each individual, shares issuable pursuant to options which may be exercised by such individual within 60 days of February 28, 2006, which are deemed outstanding solely with respect to such individual both for purposes of disclosing the outstanding shares of each holder as well as the percentage beneficially owned by each such holder. Thus, the number of shares considered to be outstanding for the purposes of the beneficial ownership calculations in the table above may vary depending on the individual’s particular circumstances.
(2)	Includes 221,085 shares held of record by the Philip A. Harding and Barbara R. Harding Family Trust dated January 18, 1994 and 466,404 shares subject to options held by Mr. Harding that are exercisable within 60 days of February 28, 2006.
(3)	Consists of 100,855 shares subject to options that are exercisable within 60 days of February 28, 2006.
(4)	Includes 148,023 shares subject to options that are exercisable within 60 days of February 28, 2006 and 2,000 shares held of record.
(5)	Includes 88,023 shares subject to options that are exercisable within 60 days of February 28, 2006 and 10,000 shares held of record.
(6)	Includes 16,498 shares subject to options that are exercisable within 60 days of February 28, 2006 and 15,000 shares held of record.
(7)	Consists of 8,124 shares subject to options that are exercisable within 60 days of February 28, 2006.
(8)	Consists of 51,249 shares subject to options that are exercisable within 60 days of February 28, 2006.
(9)	Includes 28,749 shares subject to options that are exercisable within 60 days of February 28, 2006 and 2,590 shares held of record.
(10)	Consists of 13,749 shares subject to options that are exercisable within 60 days of February 28, 2006. Dr. Lim is the Group General Manager (WearnesTech Solutions & Special Projects) for WBL.
(11)	Mr. Tan is the Chief Executive Officer and a director of WBL.
(12)	Consists of 28,749 shares subject to options that are exercisable within 60 days of February 28, 2006.
(13)	Includes 250,675 shares held of record and 950,423 shares subject to options that are exercisable within 60 days of February 28, 2006.

As of the date of this Announcement, based on the records of the Offeror, the shares of M-Flex Common Stock actually owned by the individuals set out in the first column of the table above have not changed.

11.2    Interests of Directors and Executive Officers in Options and Restricted Stock Units Granted

As of February 28, 2006 (the date as of which the following information is most practically available), options or restricted stock units outstanding under the 2004 Stock Incentive Plan, as amended (the “2004 Plan”) and under the 1994 Stock Plan, as amended (the “1994 Plan”) for the following persons are as shown in the table below. Each option had an exercise price per share equal to the fair market value on the date of grant. Restricted stock units are settled on or after the vesting date in shares of Common Stock or, in certain instances, in cash.

Name and Position	Shares Subject to Options	Option Exercise Price	Option Expiration Date	Shares Subject to Restricted Stock Units
Philip A. Harding, Chairman and Chief Executive Officer	87,090	$2.00	Dec-14-2008
	81,075	$2.066	Jan-31-2009
	223,035	$4.00	Jul-11-2009
	22,500	$3.733	May-31-2013
	115,000	$10.00	Jun-24-2014
				12,000

Total	528,700			12,000

Reza A. Meshgin, President and Chief Operating Officer	10,000	$2.066	Jan-31-2009
	51,900	$4.00	Jul-11-2009
	85,000	$10.00	Jun-24-2014
				10,000

Total	146,900			10,000

Craig Riedel, Chief Financial Officer	12,355	$2.00	Dec-14-2008
	81,075	$2.066	Jan-31-2009
	28,470	$4.00	Jul-11-2009
	57,000	$10.00	Jun-24-2014
				4,000

Total	178,900			4,000

Thomas Lee, Executive VP Operations	38,435	$2.066	Jan-31-2009
	33,465	$4.00	Jul-11-2009
	47,000	$10.00	Jun-24-2014
				5,000

Total	118,900			5,000

Charles Tapscott, Executive VP and Chief Technology Officer	36,000	$10.00	Jun-24-2014
				1,600

Total	36,000			1,600

Peter Blackmore, Director	30,000	$20.18	Mar-2-2015

Total	30,000			—

Richard J. Dadamo, Director	22,500	$3.733	Apr-30-2014
	30,000	$10.00	Jun-24-2014
	15,000	$20.81	Mar-3-2015

Total	67,500			—

Name and Position	Shares Subject to Options	Option Exercise Price	Option Expiration Date	Shares Subject to Restricted Stock Units
Sanford L. Kane, Director	30,000	$10.00	Jun-24-2014
	15,000	$20.81	Mar-3-2015

Total	45,000			—
Lim Huat Seng, Ph.D., Director	30,000	$10.00	Jun-24-2014

Total	30,000			—
Tan Choon Seng, Director	0

Total	0			—

Sam Yau, Director	30,000	$10.00	Jun-24-2014
	15,000	$20.81	Mar-3-2015

Total	45,000			—

All current executive officers as a group (5 persons)	1,009,400			32,600

All current directors who are not executive officers as a group (6 persons)	217,500			—

All grantees, including all current officers who are not executive officers, as a group	545,133			27,390

Since February 28, 2006, there has not been an exercise of any of the options by the individuals listed above nor has there been any further grant of options under the 2004 Plan and under the 1994 Plan; however, pursuant to the terms of the 2004 Plan, each of Messrs. Blackmore, Dadamo, Kane and Yau automatically received a restricted stock unit award with respect to 2,000 shares on March 22, 2006 in connection with M-Flex’s annual stockholder meeting and on March 23, 2006, seven employees of M-Flex received restricted stock unit grants equal to an aggregate of 10,800 shares of M-Flex Common Stock.

11.3	Interests of Substantial Shareholders of M-Flex in M-Flex Common Stock

        As of the date of this Announcement, the interest of the substantial stockholders of M-Flex in M-Flex common stock, is as follows:

	Number of Shares of Common Stock	Percentage of Common Stock
	Beneficially Owned	Beneficially Owned(1)
Entities affiliated with WBL (2)	14,817,052	61%

(1)	The percentage of Common Stock beneficially owned is based on 24,379,484 shares outstanding as of February 28, 2006.
(2)	Represents 3,000,000 shares held by United Wearnes Technology Pte. Ltd. and 11,817,052 shares held by Wearnes Technology Pte. Ltd., each of which is a subsidiary of WBL. Lim Huat Seng, Ph.D., one of M-Flex’s directors, is the Group General Manager (WearnesTech Solutions & Special Projects) for WBL and Tan Choon Seng, one of M-Flex’s directors, is the Chief Executive Officer and a director of WBL.

11.4	Interests of the Offeror in the MFS Shares

As of the date of this Announcement, other than the WBL Undertaking and the PTL and LW Undertakings, the Offeror does not own, control and has not agreed to acquire any MFS Shares or securities which carry voting rights in MFS or are convertible into MFS Shares or securities which carry voting rights in MFS, or rights to subscribe for or options in respect of MFS Shares or such securities and has not dealt for value in any MFS Shares during the period commencing three months prior to the date of this Announcement.

11.5	Dealings in MFS Shares

Based on the latest information available to the Offeror, none of the directors of M-Flex and the subsidiaries of M-Flex or executive officers of M-Flex has dealt for value in any MFS Shares in the six months preceding the date of this Announcement.

In the interests of confidentiality, the Offeror and DBS have not made enquiries in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the Offer Document.

11.6	Dealings in Shares of M-Flex Common Stock

Based on the latest information available to the Offeror, the following directors and executive officers of M-Flex have dealt for value in shares of M-Flex Common Stock in the six months preceding the date of this Announcement: (i) Mr. Lee, Executive Vice President of Operations of M-Flex exercised an option to buy 10,000 shares of M-Flex Common Stock on December 16, 2005, at a per share price of U.S. $10.00; (ii) Mr. Kane, one of the directors of M-Flex purchased an aggregate amount of 100 shares of M-Flex Common Stock on November 23, 2005, for an aggregate purchase price of approximately U.S. $3,550, and thereafter immediately gifted such shares; and (iii) Mr. Tapscott, Executive Vice President and Chief Technology Officer of M-Flex exercised options to buy 53,430 shares and 28,470 shares of M-Flex Common Stock on September 30, 2005, at a per share price of U.S. $2.066 and U.S. $4.00, respectively, and sold all 81,900 shares at prices ranging from U.S. $28.02 to U.S. $29.1805 per share on September 30, 2005.

Based on the latest information available to the Offeror, except as disclosed in this Announcement, none of the directors or executive officers of M-Flex has been granted any, or exercised any, options, or has been granted any restricted stock unit, in respect of shares of M-Flex Common Stock in the six months preceding the date of this Announcement.

In the interests of confidentiality, the Offeror and DBS have not made enquiries in respect of certain other parties who are or may be deemed to be acting in concert with the Offeror in connection with the Offer. Further enquiries will be made of such persons and the relevant disclosure, if applicable, will be made in due course and in the Offer Document.

12.	OFFER DOCUMENT

M-Flex intends to prepare and file a registration statement with the SEC that will contain a proxy statement with respect to the approval of M-Flex stockholders that is a condition precedent to issuing the shares to be issued in the Offer and a prospectus/offer document (the “Offer Document”) to be sent to MFS shareholders. Once SEC clearance is obtained and upon the approval of WBL Shareholders being obtained, if required, M-Flex will make an announcement of the conditional Offer and will also mail the proxy statement to its stockholders. A special stockholders meeting of M-Flex stockholders to approve the issue of shares of M-Flex Common Stock in the Offer will occur within 60 days after the mailing of the proxy statement.

Between 14 days and 21 days from the date of the Offer Announcement, if any, M-Flex will mail the Offer Document to shareholders of MFS. The Offer is expected to close and the transaction will be completed on or about the date of the M-Flex stockholders’ meeting assuming all of the conditions set forth in Appendix II have been satisfied or waived by such day and at least 64% of the Offer Shares accept the Offer.

MFS Shareholders are advised to exercise caution when dealing in the MFS Shares.

13.	OVERSEAS SHAREHOLDERS

If the Offer is made, the making of the offer to MFS Shareholders whose addresses are outside Singapore as shown in the register of MFS, or as the case may be, in the records of the Central Depository (Pte) Limited (“Overseas MFS Shareholders”) may be affected by the laws of the relevant overseas jurisdictions. Accordingly, Overseas MFS Shareholders should inform themselves about and observe any applicable legal requirements. Further details in relation to Overseas MFS Shareholders will be contained in the Offer Document, if the Offer is made.

14.	FURTHER INFORMATION

In connection with this Announcement, M-Flex has filed additional documents with the SEC. These documents may be obtained at the SEC website at www.sec.gov, and include the following:

(i)	Current Report on Form 8-K;

(ii)	News Release;

(iii)	Frequently Asked Questions in Relation to the Offer; and

(iv)	Conference Call Script.

Copies of these documents are attached to this Announcement.

15.	RESPONSIBILITY STATEMENT

The Directors of the Offeror (including those who may have delegated detailed supervision of this Announcement) have taken all reasonable care to ensure that the facts stated and opinions expressed in this Announcement are fair and accurate and that no material facts have been omitted from this Announcement, and they jointly and severally accept responsibility accordingly.

Where any information has been extracted from published or otherwise publicly available sources or obtained from MFS, the sole responsibility of the Directors of the Offeror has been to ensure through reasonable enquiries that such information is accurately and correctly extracted from such sources or, as the case may be, accurately reflected or reproduced in this Announcement.

Issued by

DBS BANK LTD.

For and on behalf of

Multi-Fineline Electronix, Inc.

March 30, 2006

Additional Information and Where to Find It

M-Flex plans to file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will contain a proxy statement with respect to the special stockholders meeting to be held by M-Flex and a prospectus/offer document with respect to the offer to be made to the stockholders of MFS, and other relevant documents concerning the proposed transaction. Information contained in this document is not a substitute for the information contained in the proxy statement or the prospectus/offer document, which will be part of the registration statement on Form S-4. Stockholders and investors are urged to read the proxy statement and prospectus/offer document when they become available and any other relevant documents filed with the SEC because they will contain important information, including detailed risk factors about M-Flex, MFS and the proposed transaction. These documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request for such a filing to M-Flex at 3140 East Coronado Street, Anaheim, California 92806, Attention: Investor Relations, or by telephone at (714) 573-1121, or by email at investor_relations@mflex.com, or through M-Flex’s website (www.mflex.com) as soon as reasonably practicable after such material is filed with or furnished to the SEC. This information also will be available on the website of the Singapore Securities Exchange Trading Limited at www.sgx.com.

Participants in Solicitation

M-Flex, MFS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from M-Flex stockholders in connection with the proposed transaction. Information about the directors and executive officers of M-Flex and their ownership of M-Flex stock is set forth in the proxy statement for M-Flex’s 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of MFS and their ownership of MFS shares is set forth in the annual report of MFS. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement and prospectus/offer document with respect to the transaction, when such documents become available.

Stockholders and investors should carefully read the proxy statement and the prospectus/offer document, when such documents become available, and before making any voting or investment decisions.

Filed by Multi-Fineline Electronix, Inc.

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities and Exchange Act of 1934

Subject Company: Multi-Fineline Electronix, Inc.

Filer Company Exchange Act File No. 000-50812

APPENDIX I

PRE-CONDITIONS TO THE MAKING OF THE OFFER

(Note: capitalized but undefined terms have the meaning ascribed to such terms in the Pre-Conditional Announcement to which this Appendix is attached)

The making of the offer (the “Offer”) will be subject to the following Pre-Conditions:

(1)	Issuance of the SEC Effectiveness Order. The issuance by the SEC of an effectiveness order with respect to the registration statement that will be filed by M-Flex that will contain the proxy statement to be sent to the holders of M-Flex Common Stock and the prospectus/offer document to be sent to the holders of MFS Shares;

(2)	Approval of the Shareholders of WBL. All resolutions as may be necessary or incidental to approve the acceptance of the Offer in respect of all the MFS Shares held by WBL or its subsidiaries or nominees (other than the Offeror), and to tender such MFS Shares pursuant to acceptance of the Offer having been passed at a general meeting of WBL;

(3)	No Injunctions. No Relevant Authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

(a)	make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “Target Group”) or any of MFS’ associated companies or affiliates (collectively, the “Target Affiliates”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

(b)	require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the Target Group or any Target Affiliate or any of the Offeror or its subsidiaries (collectively, the “Offeror Group”) or any of the Offeror’s associated companies or affiliates (the “Offeror Affiliates”) of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

(c)	impose any limitation on, or result in a delay in, the ability of the Offeror Group and the Offeror Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Target Group or any Target Affiliate held or owned by it or to exercise management control over any member of the Target Group or any Target Affiliate;

(d)	other than pursuant to the Offer, require any member of the Offeror Group or any Offeror Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the Target Group or any Target Affiliate or any asset owned by a third party;

(e)	require, prevent or delay a divestiture by any member of the Offeror Group or any Offeror Affiliate of any shares or other securities (or the equivalent) in any member of the Target Group or any Target Affiliate; and/or

(f)	otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the Target Group or any Target Affiliate, which may cause the net assets of the Target Group to be decreased by more than 10%;

(4)	No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated.

For these purposes, a “Material Transaction” means a transaction or proposed transaction involving:

(a)	any member of the Target Group or any Target Affiliate or to which any member of the Target Group or any Target Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the Target Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the Target Group;

(b)	any issue of Target Shares (other than Target Shares issued in connection with the exercise of outstanding Options under the MFS Share Option Plan) or securities which carry voting rights in Target or are convertible into Target Shares or securities which carry voting rights in Target, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the Target’s stock option plans and any stock split or consolidation);

(c)	a recommendation, declaration or payment by any member of the Target Group or any Target Affiliate of dividends or other distributions (including, without limitation, interim dividends);

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

(5)	No Material Adverse Change. Since September 30, 2005:

(a)	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the Target Group taken as a whole; and/or

(b)	no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the Target Group or any Target Affiliate which could have an adverse effect on the Target Group taken as a whole, in each case so as to cause the net assets of the Target Group to be decreased by more than 10%;

(6)	Actions on the Part of Target. Since the date of the Announcement, Target and its subsidiaries shall not have:

(a)	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

(b)	authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in Target’s capitalization, or other right of Target or any of its subsidiaries or any comparable event not in the ordinary course of business;

(c)	transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of Target’s officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

(d)	except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the Target or any of its subsidiaries, or the Offeror shall have become aware of any such action that was not disclosed in publicly available filings prior to the date of this Announcement;

(e)	amended or authorized or proposed any amendment to the Target’s constitutional documents, or the Offeror shall have become aware that the Target or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to the date of this Announcement;

(f)	issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

The Offeror reserves the right to waive in whole or in part any or all of the above Pre-Conditions (other than Pre-Conditions (1) and (2) to the extent necessary for the purpose of effecting the Offer). Each of Pre-Conditions (3), (4), (5) and (6) may only be invoked by the Offeror when the circumstances which give rise to the right to invoke the relevant Pre-Condition are of material significance to the Offeror in the context of the Offer. In any event, each of Pre-Conditions (3), (4), (5) and (6) may only be invoked by the Offeror after prior consultation with the SIC.

APPENDIX II

CONDITIONS TO THE OFFER

(Note: capitalized but undefined terms have the meaning ascribed to such terms in the Pre-Conditional Announcement to which this Appendix is attached)

(1)	Approval of the Stockholders of the Offeror. All resolutions as may be necessary or incidental to approve, implement and effect the Offer, the acquisition of any of the shares of MFS pursuant to the Offer having been passed at a special meeting of the stockholders of the Offeror;

(2)	No Injunctions. No Relevant Authority shall have taken, instituted, implemented or threatened or decided or proposed to take, institute or implement, including in relation to the Offer, any action, proceeding, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, decision, ruling, statement or order or taken any other steps, and there not continuing to be outstanding any statute, regulation, decision, ruling, statement or order, which would or might:

(a)	make the Offer, its implementation or outcome or the acquisition of any MFS Shares or other securities (or the equivalent) in MFS or of control of MFS or any of its subsidiaries (collectively, the “Target Group”) or any of MFS’ associated companies or affiliates (the “Target Affiliate”) void, illegal and/or unenforceable, or otherwise, directly or indirectly, restrict, restrain, prohibit, delay or otherwise interfere with the same, or impose additional conditions or obligations with respect thereto, or otherwise challenge, hinder or frustrate or be adverse to the same (including requiring any amendment or revision of the Offer);

(b)	require, prevent or delay the divestiture or alter the terms of a proposed divestiture by any member of the Target Group or any Target Affiliate or any of the Offeror or its subsidiaries or affiliates (collectively, the “Offeror Group”) or any of the Offeror’s associated companies or affiliates (the “Offer Affiliate”) or any Offeror Affiliates of all or any part of their respective businesses, assets or properties, or impose any limitation or prohibition on their ability to conduct their respective businesses or own any of their respective assets or properties or any part thereof or being able to carry on their respective businesses under any name which they presently do so;

(c)	impose any limitation on, or result in a delay in, the ability of the Offeror Group and the Offeror Affiliates, directly or indirectly, to acquire, hold or exercise effectively any rights of ownership of shares, loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Target Group or any Target Affiliate held or owned by it or to exercise management control over any member of the Target Group or any Target Affiliate;

(d)	other than pursuant to the Offer, require any member of the Offeror Group or any Offeror Affiliate to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the Target Group or any Target Affiliate or any asset owned by a third party;

(e)	require, prevent or delay a divestiture by any member of the Offeror Group or any Offeror Affiliate of any shares or other securities (or the equivalent) in any member of the Target Group or any Target Affiliate; and/or

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(f)	otherwise materially and adversely affect the assets, business, financial condition, profits, liabilities, prospects or results of operations of any member of the Target Group or any Target Affiliate, which may cause the net assets of the Target Group to be decreased by more than 10%;

(3)	No Material Transaction. No announcement, agreement, arrangement, memorandum of understanding and/or statement of intention (whether or not legally binding) relating to any Material Transaction (as defined below) shall have been released, entered into and/or completed or consummated.

For these purposes, a “Material Transaction” means a transaction or proposed transaction involving:

(a)	any member of the Target Group or any Target Affiliate or to which any member of the Target Group or any Target Affiliate is a party (i) with a consideration or value (whether in cash or otherwise) equal to or greater than 5% of the audited consolidated net asset value of the Target Group as of the financial year ended September 30, 2005, and (ii) which is outside the ordinary course of business of the Target Group;

(b)	any issue of Target Shares (other than Target Shares issued in connection with the exercise of outstanding Options under the MFS Share Option Plan) or securities which carry voting rights in Target or are convertible into Target Shares or securities which carry voting rights in Target, or rights to subscribe for or options in respect of such securities (including without limitation, the grant of options under the Target’s stock option plans and any stock split or consolidation);

(c)	a recommendation, declaration or payment by any member of the Target Group or any Target Affiliate of dividends or other distributions (including, without limitation, interim dividends);

(whether such transaction (i) involves an acquisition, disposal, takeover or tender offer, scheme of arrangement or reconstruction, merger, consolidation or other combination, dual-listed companies structure, joint venture, strategic alliance or otherwise; or (ii) involves a single transaction or a number of related transactions and whether at one time or over a period of time);

(4)	No Material Adverse Change. Since September 30, 2005:

(a)	there having been no adverse change in the assets, business, financial condition, profits, liabilities, prospects or results of operations of the Target Group taken as a whole; and/or

(b)	no litigation, arbitration, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the Target Group or any Target Affiliate which could have an adverse effect on the Target Group taken as a whole, in each case so as to cause the net assets of the Target Group to be decreased by more than 10%;

(5)	Actions on the Part of Target. Since the date of the Announcement, Target and its subsidiaries shall not have:

(a)	incurred any indebtedness exceeding S$1 million other than in the ordinary course of business and consistent with past practices or any debt containing burdensome covenants;

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(b)	authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual right, any material change in Target’s capitalization, or other right of Target or any of its subsidiaries or any comparable event not in the ordinary course of business;

(c)	transferred into escrow any amounts required to fund or made any payments or agreed to make any payment in relation to any existing or contingent benefit, right, employee share options, employment or severance agreement with any of Target’s officers or employees other than in the ordinary course of business and consistent with past practice, or entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its officers, employees, consultants or directors, or made grants or awards or bonus payments thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons;

(d)	except as may be required by law, taken any action to terminate or amend any employee benefit plan or share option plan of the Target or any of its subsidiaries, or the Offeror shall have become aware of any such action that was not disclosed in publicly available filings prior to the date of this Announcement;

(e)	amended or authorized or proposed any amendment to the Target’s constitutional documents, or the Offeror shall have become aware that the Target or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to the date of this Announcement;

(f)	issued, sold, or authorized or announced or proposed the issuance of or sale to any person of any debt securities or any securities convertible into or exchangeable for debt securities or any rights, warrants or options entitling the holder thereof to purchase or otherwise acquire any debt securities or incurred or announced its intention to incur any debt exceeding S$1 million in principal amount otherwise than in the ordinary course of business and consistent with past practice.

The Offeror reserves the right to waive in whole or in part any or all of the above Conditions (other than Condition (1), to the extent necessary for the purpose of effecting the Offer). Each of Conditions (2), (3), (4) and (5) may only be invoked by the Offeror when the circumstances which give rise to the right to invoke the relevant Condition are of material significance to the Offeror in the context of the Offer. In any event, each of Conditions (2), (3), (4) and (5) may only be invoked by the Offeror after prior consultation with the SIC.

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